Exhibit 10.9

[AMENDED & RESTATED] LMEP RESTRICTED UNIT GRANT AGREEMENT1

THIS [AMENDED & RESTATED] LMEP RESTRICTED UNIT GRANT AGREEMENT (this “Agreement”) is made as of [_____] (the “Effective Date”), by and between LLH MGMT PROFITS, LLC, a Delaware limited liability company (the “Company”), and [_____], an individual (the “Grantee”). [This Agreement amends, restates and supersedes in its entirety that certain Restricted Unit Grant Agreement, dated as of [_____] by and between the Company and Grantee (as amended, the “Original Award Agreement”).] Capitalized terms not defined herein shall have the meanings ascribed to them in that certain Amended and Restated Operating Agreement of the Company, dated as of April 22, 2015 and attached hereto as Exhibit A, as amended to date and as the same may be further amended or otherwise modified from time to time (the “Operating Agreement”).

RECITALS

WHEREAS, the Company was formed for the purpose of granting equity interests in the Company to certain employees and consultants of Lineage Logistics Holdings, LLC, a Delaware limited liability company (“Lineage”) or its Affiliates from time to time in consideration of their services to Lineage or its Affiliates, and to hold corresponding units of Lineage;

WHEREAS, the Grantee serves as an employee of Lineage or its Affiliates or otherwise performs or has performed services on behalf of or for the benefit of Lineage, the Company and their respective Affiliates[, pursuant to that certain Employment Agreement between the Grantee and Lineage, dated as of [_____] (the “Employment Agreement”)]; and

[WHEREAS, the Company desires to compensate the Grantee for such services and to align Grantee’s interests with those of Lineage by way of an equity grant in the Company and therefore has granted to the Grantee, and the Grantee has agreed to accept, C-[ • ] Common Units in the Company on the terms and conditions set forth herein]/[WHEREAS, the Company and the Grantee are parties to the Original Award Agreement, pursuant to which the Company granted to the Grantee [_____] C-[ • ] Common Units in the Company, and the Company and the Grantee desire to amend and restate the Original Award Agreement, as set forth herein].2

NOW, THEREFORE, for good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1. Grant of Restricted Units. The Company, subject to the terms and conditions of this Agreement, has issued to the Grantee, as of the Effective Date [of the Original Agreement (as defined in the Original Agreement) (the “Original Effective Date”)], [_____] of the Company’s C-[ • ] Common Units (the “Restricted Units”).

2. Consideration. The Grantee is not obligated to pay the Company any cash consideration for the issuance of the Restricted Units. The Restricted Units are granted to the Grantee as consideration for the Grantee’s services to or for the benefit of Lineage and its Affiliates.

[1]	Note to Draft: Bracketed language throughout to be included as applicable.
[2]	Note to Draft: Bracketed language to be included in the alternative as applicable.

3. Restricted Units Held in Escrow. The Restricted Units are not certificated. In the event the Company elects to certificate the Restricted Units in the future, it shall hold and maintain possession of the certificates evidencing the Restricted Units, which certificates will be available for release to the Grantee if and when the forfeiture restrictions set forth in Section 5 below are satisfied.

4. Representations and Warranties of the Grantee. The Grantee has been advised that the Restricted Units are not being registered under the Securities Act of 1933, as amended (the “Act”), or applicable state securities laws, but are being offered and conveyed pursuant to exemptions from such laws, and that the Company’s reliance on such exemptions is predicated in part on the Grantee’s representations contained in this Agreement. The Company is relying in part on the Grantee’s representations and warranties contained in this Section 4 for the purpose of qualifying for applicable exemptions from registration or qualification pursuant to federal and state securities laws, rules and regulations. Therefore, the Grantee hereby represents and warrants to the Company the following:

4.1 No Resale or Distribution. The Restricted Units are being acquired for investment for the Grantee’s own account, not as a nominee or agent and not with a view to the resale or distribution of any part thereof, and the Grantee has no present intention of selling, granting any participation interest in, or otherwise distributing the same, but subject, nevertheless, to any requirement of law that the disposition of the Grantee’s property shall at all times be within the Grantee’s control. The Grantee further represents that the Grantee does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation interests to such person or to any third person, with respect to any of the Restricted Units. The Restricted Units will be acquired for investment for the Grantee’s own account;

4.2 Restricted Securities. The Grantee understands that the Restricted Units are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act only in certain circumstances. The Grantee realizes that (a) the Restricted Units have not been registered under the Act, are characterized under the Act as “restricted securities” and, therefore, cannot be sold or transferred unless they are subsequently registered under the Act or an exemption from such registration is available; (b) the Company is not being registered as an “investment company” as the term “investment company” is defined in Section 3(a) of the 1940 Act; and (c) there is presently no public market for the Restricted Units and the Grantee would most likely not be able to liquidate the Grantee’s investment in the event of an emergency or to pledge the Restricted Units as collateral security for loans. The Grantee represents that he or she is familiar with Rule 144 of the Securities and Exchange Commission (“SEC”), as presently in effect, and understands the resale limitations imposed thereby and by the Act. The Grantee also recognizes that the Restricted Units are subject to additional restrictions on transfer pursuant to the Operating Agreement, which restrictions may limit any right to transfer any Restricted Units that may otherwise be transferable within the requirements of applicable law;

4.3 Due Diligence. The Grantee has been solely responsible for the Grantee’s own due diligence investigation of the Company and its business, and is not relying on anyone else’s analysis or investigation of the Company, its business or the merits and risks of the Restricted Units, other than professional advisors employed specifically by the Grantee to assist the Grantee. In taking any action or performing any role relative to arranging the investment being made pursuant to this Agreement, the Grantee has acted solely in the Grantee’s own interest and not in the interest of any other party, and no other party has acted as an agent or fiduciary for the Grantee;

4.4 Access to Information. The Grantee has been given the opportunity to ask questions of, and receive answers from, the Company concerning the terms and conditions of this Agreement and the Operating Agreement and has been given the opportunity to obtain such additional information as the Grantee may reasonably require. The Grantee has obtained advice of counsel as necessary and appropriate with respect to the documents related to this Agreement and understands the provisions of this Agreement and the Operating Agreement;

4.5 Sophistication. The Grantee, either alone or with the assistance of the Grantee’s professional advisor, is a sophisticated investor, is able to fend for the Grantee in connection with the transactions contemplated by this Agreement, and has such knowledge and experience in financial and business matters that he, she or it is capable of evaluating the merits and risks of the Restricted Units;

4.6 Suitability. The investment in the Restricted Units is suitable for the Grantee based upon the Grantee’s investment objectives and financial needs, and the Grantee has adequate net worth and means for providing for the Grantee’s current financial needs and contingencies and has no need for liquidity of investment with respect to the Restricted Units;

4.7 Professional Advice. The Grantee has obtained, to the extent he, she or it deems necessary, professional advice with respect to the Restricted Units, the conditions and terms of this Agreement and the suitability of the arrangement in light of the Grantee’s financial condition and investment needs. The Grantee is not relying on the Company, Lineage or any of their respective Affiliates, employees or agents with respect to the legal, tax, economic and related considerations of the Restricted Units;

4.8 Capitalization; Restrictions. The Grantee acknowledges that the Grantee is receiving C-[ • ] Units of the Company and that such units correspond directly to the Class C Units of Lineage that are owned by the Company. The Grantee further acknowledges that the Company has Class B Units, C-1 Common Units, C-2 Common Units, C-3 Common Units, C-4 Common Units, C-5 Common Units, C-6 Common Units, C-7 Common Units, C-8 Common Units[, and] C-9 Common Units [and C-[ • ] Common Units]3 also issued and outstanding and that such units are senior in distribution to the C-[ • ] Units. The Grantee also acknowledges that Lineage has Class A Units (as defined in the Lineage Operating Agreement (as defined below)) issued and outstanding and that such Class A Units earn a preferred return and are senior in distribution to the Class B Units and all classes of common units of Lineage. In addition, the Company may from time to time issue additional common units, which issuances may be dilutive to one or more outstanding classes of units, including the Restricted Units. Further, subject to the terms and conditions of that certain operating agreement of Lineage, dated as of May 1, 2019 (as the same may be amended or otherwise modified from time to time in accordance with its terms, the “Lineage Operating Agreement”), Lineage may in the future create and issue additional classes of preferred and/or senior membership interests that have rights different from those currently authorized, and may also issue additional classes of common units. The Grantee acknowledges that (i) the Grantee has no vested right in the existing capital structure of either Lineage or the Company in respect of this Agreement, (ii) the Managing Member (as defined in the Lineage Operating Agreement) and the Class A holder(s) of Lineage have extensive rights to modify the capital structure of Lineage, (iii) the Manager of the Company has extensive authority and is expressly permitted to approve any modification to the capital structure of Lineage without any approval from the Grantee or any other member of the Company, and the Manager may give any such approval whether or not such modification is in the interest of the Grantee, (iv) the Manager has extensive rights to modify the capital structure of the Company, the Manager may make such modifications whether or not such modifications are in the interest of the Grantee, and (v) the foregoing may affect the value of the Restricted Units. The Grantee further acknowledges and accepts that the Grantee has limited to no rights to influence decisions involving changes in capitalization of the Company or Lineage, and that such decisions will be made based on various considerations and taking into account interests that may differ from the Grantee’s own interests. The Grantee further acknowledges that the Restricted Units are subject to all of the terms and conditions in the Operating Agreement, including the transfer and other restrictions set forth therein; and

[3]	Note to Draft: To be included as applicable.

4.9 Further Limitations on Disposition. The Grantee shall have no right to transfer Unvested Units (as defined below), and pursuant to the Operating Agreement has very limited rights to transfer the Vested Units (as defined below). Without in any way limiting the representations set forth above, the Grantee further agrees not to make any disposition of all or any portion of the Vested Units unless and until the Grantee has complied with the restrictions on Transfer set forth in the Operating Agreement:

(a) Either (i) there is then in effect a registration statement under the Act covering such proposed disposition, and such disposition is made in accordance with such registration statement; or (ii) the Grantee (A) shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (B) (x) the Company shall be satisfied that such proposed disposition complies in all respects with SEC Rule 144 or any successor rule providing a safe harbor for such dispositions without registration or (y) if requested by the Company, shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such Restricted Units under the Act; and

(b) The Transfer is in compliance with the terms of the Operating Agreement.

5. Risk of Forfeiture of Restricted Units; Call Right; Distributions[; Restrictive Covenants].4

5.1 Termination. Except as otherwise set forth herein, the Restricted Units are subject to forfeiture upon termination of the Grantee’s employment with Lineage and its Affiliates (the “Employment Relationship”) for any reason. All Restricted Units shall be unvested and subject to forfeiture (the “Unvested Units”) unless and until such units become vested as set forth in Section 6 below (the “Vested Units”). If and when the Employment Relationship is terminated for any reason, the Grantee will forfeit all then-Unvested Units (after taking into consideration any accelerated vesting that may occur in connection with such termination of the Employment Relationship (if any)), without any compensation, credit or other payment or benefit to the Grantee, and in connection therewith the Company shall cancel all certificates (if any) held by it with respect to such Restricted Units. In addition, [subject to Section 4(e)(ii) of the Employment Agreement] and notwithstanding anything else in this Agreement to the contrary, upon termination of the Employment Relationship for Cause (as defined below), [ten percent (10%) of any then-Vested Units]/[all Restricted Units (whether Vested Units or Unvested Units)] shall automatically and immediately be forfeited without any compensation, credit or other payment or benefit to the Grantee, and in connection therewith the Company shall cancel all certificates (if any) held by it with respect to such [Vested]/[Restricted] Units. THE GRANTEE ACKNOWLEDGES THE GRANTEE’S UNDERSTANDING THAT THE FOREGOING PROVISIONS MEAN THAT (i) THE GRANTEE WILL NOT RECEIVE VALUE ASSOCIATED WITH THE [CERTAIN VESTED] RESTRICTED UNITS IN THE EVENT THE GRANTEE’S EMPLOYMENT RELATIONSHIP IS TERMINATED FOR CAUSE AND (ii) THE GRANTEE WILL NOT RECEIVE VALUE [(OTHER THAN PURSUANT TO SECTION 5.3 BELOW)] ASSOCIATED WITH THE UNVESTED UNITS IN THE EVENT THE GRANTEE’S EMPLOYMENT RELATIONSHIP IS TERMINATED FOR ANY REASON [OTHER THAN CAUSE] PRIOR TO THE VESTING OF SUCH UNITS (AFTER TAKING INTO CONSIDERATION ANY ACCELERATED VESTING THAT MAY OCCUR IN CONNECTION WITH SUCH TERMINATION OF THE EMPLOYMENT RELATIONSHIP (IF ANY)). THE GRANTEE FURTHER ACKNOWLEDGES AND AGREES THAT, FOR PURPOSES OF THE FOREGOING FORFEITURE PROVISIONS, NO RESTRICTED UNITS SHALL BE CONSIDERED EARNED FOR ANY PURPOSE UNLESS AND UNTIL [SUCH RESTRICTED UNITS VEST]/[THE GRANTEE’S EMPLOYMENT RELATIONSHIP WITH THE COMPANY TERMINATES OTHER THAN DUE TO CAUSE].5

[4]	Note to Draft: Bracketed language in Section 5 to be included as applicable.
[5]	Note to Draft: Bracketed language to be included, in certain cases in the alternative, as applicable.

5.2 Company Call Right.

(a) [Notwithstanding anything herein to the contrary, in the event of a termination of the Employment Relationship by the Company for Cause, by the Company without Cause or by the Grantee for Good Reason (as defined in the Employment Agreement), any then-Vested Units shall be subject to repurchase by the Company to the extent provided in, and in accordance with the terms and subject to the conditions set forth in, Section 4(e)(ii)(B) and (C), as applicable, of the Employment Agreement, irrespective of whether the Employment Agreement is then in effect (the “Specified Call Right”), which sections shall apply to this Section 5.2 as if first set forth herein.]

(b) If and when the Employment Relationship is terminated for any reason other than [as described in Section 5.2(a) above]/[Cause], the Company shall have the option (the “[General] Call Right” [and, together with the Specified Call Right, the “Call Right”]) to purchase the Vested Units at a price equal to the Fair Market Value (as defined in Section 5.2([d]/[c]) below) of the Vested Units on the date the Call Right is exercised. IT IS UNDERSTOOD THAT (1) UPON THE TERMINATION OF THE GRANTEE’S EMPLOYMENT RELATIONSHIP FOR CAUSE, [CERTAIN]/[NO] RESTRICTED UNITS SHALL BE SUBJECT TO REPURCHASE BY THE COMPANY AND [CERTAIN]/[ALL] RESTRICTED UNITS SHALL INSTEAD BE FORFEITED WITHOUT PAYMENT OR OTHER CONSIDERATION AND (2) UPON THE TERMINATION OF THE GRANTEE’S EMPLOYMENT RELATIONSHIP FOR ANY REASON OTHER THAN CAUSE, UNVESTED UNITS SHALL NOT BE SUBJECT TO REPURCHASE BY THE COMPANY AND SHALL INSTEAD BE FORFEITED WITHOUT PAYMENT OR OTHER CONSIDERATION.

(c) [Except as otherwise set forth in the Employment Agreement, the]/[The] Company may exercise the Call Right at any time within six (6) months after the date of termination of the Employment Relationship (or such longer period as may be required in order to avoid adverse accounting consequences) (the “Call Period”) by delivering written notice to the Grantee within the Call Period specifying the date [or dates] within the Call Period on which the Call Right shall be exercised (the “Purchase Date”) and the number of Vested Units as to which the Call Right is being exercised. For the avoidance of doubt[, and except as otherwise set forth in the Employment Agreement], the Call Right may be exercised more than once during the Call Period and may be exercised for some or all of the Vested Units. If the Company elects to exercise the Call Right, the Grantee agrees that the Grantee shall enter into reasonable conveyance instruments in the form requested by the Company that require the Grantee to represent and warrant good and marketable title to the Vested Units free and clear of any liens or encumbrances and full right, power and authority to sell, but without further representations or warranties.

(d) The “Fair Market Value” of the Vested Units for purposes of the Call Right shall be determined by the Manager in its reasonable, good faith discretion, taking into account any recent third-party determination of the fair market value of the Company’s or Lineage’s equity securities to the extent the Manager determines appropriate under the circumstances. The Manager’s determination of Fair Market Value shall be final and binding on all interested parties.

(e) If the Grantee’s Vested Units are repurchased in connection with an exercise of the [General] Call Right, the Company shall pay the consideration for the Vested Units on the Purchase Date in cash unless the aggregate payment exceeds $50,000, in which case the payment may, in the Company’s discretion, be fifty percent in cash (but not more than $50,000, unless the Company otherwise determines), and the balance in a four year unsecured promissory note payable in four equal annual installments accruing interest at a fixed rate during the term of such note at the lower of 5.0% or the prime rate reported by Bank of America (or any other nationally recognized bank selected by the Manager) as of the date of such promissory note, provided that the interest rate shall not be less than the minimum rate necessary to avoid imputation of income under applicable law. Immediately prior to the repurchase of the Grantee’s Vested Units described in this Section 5.2([e]/[d]), the Company shall provide to Lineage for repurchase from the Company the C Units of Lineage that correspond to the Vested Units then being repurchased. The Company shall cause the repurchase(s) described in this Section 5.2 to occur in such a manner as may be determined by the Manager in its reasonable discretion, not inconsistent with the economic terms hereof.

(f) Notwithstanding anything in this Section 5.2 to the contrary, no payment shall be made under this Section 5.2 that would cause the Company, Lineage or any of their Affiliates to violate any applicable law, any banking agreement or loan or other financial covenant or cause default of any indebtedness of the Company, Lineage or any of their Affiliates, regardless of when such agreement, covenant or indebtedness was created, incurred or assumed. Any payment under this Section 5.2 that would cause such violation or default shall result in an extension of the Call Period and related payment dates, in the sole discretion of the Manager, until thirty days after the date such payment shall no longer cause any such violation or default and at which time the Call Right may be exercised.

5.3 Allocations, Distributions.

(a) Tax Allocations and Tax Distributions. The Grantee will be allocated items of income and loss, and corresponding tax distributions, in respect of the Restricted Units, as set forth in the Operating Agreement.

(b) Other Cash Distributions. If after the [Original] Effective Date, the Company shall declare and pay any distributions in cash in respect of the Restricted Units, other than tax distributions pursuant to Section 6.01(b) of the Operating Agreement, such funds distributed in respect of the Unvested Units shall, subject to Section 6 below, be held by the Company and shall be subject to forfeiture by and release to the Grantee to the same extent as the Unvested Units. Upon the applicable vesting date(s) on which the Unvested Units become Vested Units, the Company shall release such funds to the Grantee, plus accrued interest (if any), on such funds.

(c) Other Distributions. If, after the [Original] Effective Date, the Company shall issue any additional C-[ • ] Common Units by way of a dividend or split or other distribution with respect to the Restricted Units, or if any shares of C-[ • ] Common Units or other securities of the Company are issued in exchange for, or with respect to the Restricted Units, the certificate or certificates representing all such interests (if any) shall be held by the Company and for all purposes hereof such shares shall constitute, and be subject to the same restrictions as, the Restricted Units.

5.4 [Restrictive Covenants. In consideration of the grant of the Restricted Units hereunder, the compensation now and hereafter paid to Grantee by the Company, Lineage or their respective Affiliates, and Grantee’s continued employment with Lineage or its Affiliates, and further as a material inducement for the Company to enter into this Agreement and to grant the Restrictive Units to the Grantee, Grantee hereby agrees to be bound by the restrictive covenants set forth on Exhibit B hereto, which are hereby incorporated as if fully set forth herein. Notwithstanding anything in this Agreement to the contrary, the provisions set forth on Exhibit B hereto shall survive the termination of this Agreement and the Employment Relationship.]

6. Vesting Schedule.6 The Restricted Units shall vest pursuant to the provisions set forth in Exhibit [B]/[C]. Notwithstanding the foregoing:

6.1 All Unvested Units that are subject to time vesting (Part I of Exhibit [B]/[C]) shall, subject to the Grantee’s timely execution and non-revocation of a general release of claims in favor of Lineage and its Affiliates in a form prescribed by Lineage (a “Release”), automatically become Vested Units upon the earlier to occur of (i) an Exit Transaction (as defined below) unless the successor buyer agrees to continue the employment of the Grantee on terms that are not materially worse, in the aggregate, for the Grantee than those applicable to the Grantee immediately prior to such Exit Transaction, as determined by the Manager, and (ii) if the successor buyer agrees to continue the employment of the Grantee on terms that are not materially worse, in the aggregate, for the Grantee than those applicable to the Grantee immediately prior to such Exit Transaction, subject to Section 6.6, the date on which the Grantee’s Employment Relationship (including with a successor buyer) is Involuntarily Terminated (as defined below) following an Exit Transaction;

6.2 If the Grantee’s Employment Relationship terminates as a result of the Grantee’s death or Disability (as defined below), then, subject to the Grantee’s (or the Grantee’s estate’s, if applicable) timely execution and non-revocation of a Release, an additional number of Restricted Units that are subject to time vesting (Part I of Exhibit [B]/[C]) shall vest equal to the sum of (a) 20% of the total Restricted Units that are subject to time vesting (Part I of Exhibit [B]/[C]), plus (b) the product obtained by multiplying 20% of the total Restricted Units that are subject to time vesting (Part I of Exhibit [B]/[C]) by a fraction, the numerator of which equals the number of days elapsed from the latest applicable vesting date (or if no such vesting date has occurred, the [Original] Effective Date), and the denominator of which equals 365 (or such lesser number of Restricted Units that are subject to time vesting (Part I of Exhibit [B]/[C]) and which then-remain as Unvested Units), it being understood that in no event shall this Section 6.2 result in greater than 100% of the total number of Restricted Units that are subject to time vesting (Part I of Exhibit [B]/[C]) being vested. For purposes of this Agreement, “Disability” shall have the meaning set forth in the employment or other service agreement between the Grantee and the Company or any Affiliate thereof or, if no such agreement exists or such agreement exists but does not contain a definition of “Disability,” then “Disability” shall mean that Grantee is unable to perform Grantee’s duties and responsibilities as a result of physical or mental incapacity, illness or other condition, whether total or partial, as determined in good faith by the Manager or by a physician selected in good faith by the Manager and reasonably acceptable to Grantee, which inability continues for a period exceeding 90 consecutive days or shorter periods exceeding 120 days in the aggregate during any 12-month period;

6.3 All Unvested Units that first became eligible to vest based on performance criteria (Part II of Exhibit [B]/[C]) for the calendar year in which the closing of an Exit Transaction occurs shall vest immediately prior to the closing of such Exit Transaction irrespective of the achievement of the performance criteria as of such date in such calendar year (and all Unvested Units subject to performance vesting in subsequent years shall be forfeited);

6.4 In order to effectuate Sections 6.1, 6.2 and 6.3 above, and notwithstanding any other provision of this Agreement, any Restricted Units that may become Vested Units subject to the Grantee’s execution and non-revocation of a Release shall remain outstanding and eligible to become Vested Units through the earliest of (a) the date on which the Release becomes effective, (b) the date on which the Grantee revokes the Release, or (c) the expiration of the period during which the Grantee may execute the Release;

[6]	Note to Draft: Bracketed language in Section 6 to be included as applicable.

6.5 The Manager may accelerate the vesting of any Unvested Unit in its discretion from time to time; and

6.6 If an Exit Transaction or other transaction affecting the capitalization of the Company occurs, and to the extent the Manager deems appropriate to (i) prevent dilution or enlargement of the benefits or potential benefits intended by the Company to be made available under or with respect to this Agreement or (ii) facilitate such Exit Transaction or other transaction affecting the capitalization of the Company, the Manager is authorized, in such manner as it may deem equitable, to adjust any or all of (a) the number and kind of securities subject to this Agreement, (b) the Threshold Value of the Restricted Units and (c) the terms and conditions of the Restricted Units (or, in each case, other securities into which the Restricted Units are converted); provided, that no such action by the Manager may materially and adversely affect the economic value of the Restricted Units, the vesting of the Restricted Units, the timing of any payments in respect of the Restricted Units or the Grantee’s rights hereunder or with respect to the Restricted Units without the Grantee’s prior written consent.

For purposes of this Agreement, the term “Exit Transaction” shall have the meaning set forth in Section 8.05 of the Lineage Operating Agreement and the term “Involuntarily Terminated” means any termination of the Employment Relationship other than: (i) the Grantee electing to terminate the Grantee’s Employment Relationship for any reason (i.e., the Grantee quits), or (ii) a termination of the Grantee for Cause or due to the Grantee’s death or Disability. For purposes of this Agreement, “Cause” shall have the meaning set forth in the employment or other service agreement between the Grantee and the Company or any Affiliate thereof or, if no such agreement exists or such agreement exists but does not contain a definition of “Cause,” then “Cause” shall mean (a) the Grantee has committed and/or entered a plea of guilty or nolo contendere to a felony or crime of moral turpitude, (b) the Grantee willfully engages in misconduct in the performance of the Grantee’s duties for Lineage or its Affiliates or any successor employer, (c) the Grantee materially breaches any written agreement between the Grantee and any such entity, (d) the Grantee willfully refuses to comply with a lawful and direct order of the Grantee’s supervisor after warning that such refusal will result in a for Cause termination, (e) the Grantee breaches any duty owed to the Company or its Affiliates or any successor employer and fails to cure such breach within ten days following a request to cure the same (by way of example and not limitation, such breaches include embezzlement, breach of [the restrictive covenants set forth on Exhibit B or any other] confidentiality covenant, [breach of] non-compete, etc.) or (f) the Grantee engages in any other acts (including making a public statement) or fails to engage in any acts, which the Manager determines in good faith to be materially detrimental or damaging to the reputation, operations, finances, prospects or business relations of Lineage or its Affiliates or which acts are the subject of any similar determination by a successor employer.

7. Operating Agreements. As a condition to the grant contemplated herein, the Grantee shall be required to enter into and execute a counterpart signature page to the Company’s Operating Agreement attached hereto as Exhibit A. Prior to release to the Grantee of the Restricted Units upon the vesting of the same in accordance with this Agreement, the Grantee shall be required, if requested by the Company, to confirm the Grantee’s agreement to the Operating Agreement, including any modifications or amendments thereto that have been approved in compliance with the terms thereof. The Grantee agrees the Grantee will hold all equity interests issued by the Company in compliance with the provisions of the Operating Agreement. In addition, the Grantee acknowledges that, while Grantee will not become a party to the Lineage’s Operating Agreement, a copy of which is attached hereto as Exhibit [C]/[D], certain terms of Lineage’s Operating Agreement govern the Lineage units corresponding to the Restricted Units and may indirectly affect the Grantee’s rights hereunder.

8. Rights of the Grantee with Respect to Restricted Units. Subject to the provisions of this Agreement, the Grantee shall be entitled to exercise all the incidents of ownership with respect to the Restricted Units.

9. Election to Include Fair Market Value of Restricted Units in Gross Income in Year of Transfer. The Grantee agrees to file a proper and timely Code Section 83(b) election with the Internal Revenue Service (and to take such other actions necessary to the validity of such filing for tax purposes) to include the aggregate fair market value of the Restricted Units in the Grantee’s gross income for the current taxable year.

10. General Provisions.7

10.1 Withholding. To the extent required by applicable federal, state, local or foreign law, the Company may withhold any taxes required to be withheld with respect to the Restricted Units under applicable law and the Grantee shall make arrangements satisfactory to the Company for the satisfaction of any such withholding tax obligations. The Company shall not be required to issue the Restricted Units or to recognize the disposition of such Restricted Units until such obligations are satisfied. To the extent permitted or required by the Company, these obligations may or shall be satisfied by having the Company withhold a portion of the Restricted Units that otherwise would be issued to the Grantee under this Agreement or by tendering Restricted Units previously acquired by the Grantee.

10.2 Employment. Neither this Agreement nor the grant of the Restricted Units hereunder shall be held or construed to confer upon the Grantee any right to continue in the employment with or service of Lineage or any of its Affiliates or interfere in any way with Lineage’s or its Affiliates’ right to terminate the Grantee’s employment or service at any time. [Any changes to the Grantee’s compensation, duties, authorities or otherwise shall not affect this Agreement (including Exhibit B hereto), which shall remain in full force and effect pursuant to its terms.]

10.3 Governing Law. [This]/[Except as otherwise set forth in Exhibit B hereto, this] Agreement and any other documents promulgated hereunder shall be interpreted and construed in accordance with the laws of the State of Delaware and applicable federal law. The Company may provide that any dispute arising from this Agreement shall be presented and determined in such forum as the Company may specify, including through binding arbitration.

10.4 Non-Exclusivity of Grant. This Agreement shall not be construed as creating any limitations on the power of the Manager or the Company to adopt such other incentive arrangements as either may deem desirable, including without limitation, the granting of unit options, unit appreciation rights, Restricted Units or other units otherwise than under this Agreement, and such arrangements may be either generally applicable or applicable only in specific cases.

10.5 Compliance with Other Laws and Regulations. This Agreement, the grant of the Restricted Units hereunder, and the obligation of the Company to sell, issue or deliver Restricted Units under this Agreement, shall be subject to all applicable federal, state and local laws, rules and regulations and to such approvals by any governmental or regulatory agency as may be required. The Company shall not be required to register in the Grantee’s name or deliver any Restricted Units prior to the completion of any registration or qualification of such Restricted Units under any federal, state or local law or any ruling or regulation of any government body which the Company shall determine to be necessary or advisable. To the extent the Company is unable to or deems it infeasible to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Restricted Units hereunder, the Company shall be relieved of any liability with respect to the failure to issue or sell such Restricted Units as to which such requisite authority shall not have been obtained.

[7]	Note to Draft: Bracketed language in Section 10 to be included as applicable.

10.6 Limited Liability of Company. The Company shall not be liable to the Grantee or other persons as to any tax or economic consequence expected, but not realized, by the Grantee or other person due to the receipt or vesting of the Restricted Units granted hereunder.

10.7 Transferability. No Restricted Units granted under this Agreement, nor any interest in such Restricted Units, may be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner prior to the vesting or lapse of any and all restrictions applicable thereto, and thereafter other than as permitted under the terms of the Operating Agreement. Any purported assignment, transfer or encumbrance that does not qualify under this Section 10.7 shall be void and unenforceable against the Company ab initio.

10.8 [Entire Agreement. This Agreement, together with the Plan and any agreements, exhibits and documents referred to herein, contains the entire agreement of the parties hereto relating to the subject matter hereof; provided, that, for the avoidance of doubt, the provisions set forth in Exhibit B hereto shall be in addition to, and not in lieu of, any similar covenants or restrictions otherwise agreed to by the Grantee with or for the benefit of the Company, Lineage or any of their respective Affiliates.

10.9 Waiver. No failure of the Company, Lineage or their respective Affiliates to (i) object to any conduct or violation of any of the terms and conditions herein (including the covenants made by the Grantee hereunder) or (ii) exercise any right, remedy, power or privilege arising hereunder shall, in any case, operate or be construed as a waiver thereof. No waiver by the Company, Lineage or their respective Affiliates of any of the provisions herein shall be effective unless explicitly set forth in writing and signed by a duly authorized representative of such entity.

10.10 Binding Effect. This Agreement, including Exhibit B hereto, will inure to the benefit of the Company and each of its successors and assigns, and may be enforced by any one or more of the same, without the need of any further authorization or agreement from the Grantee. This Agreement, including Exhibit B hereto, and all rights and benefits hereunder are personal to the Grantee, and neither this Agreement, including Exhibit B hereto, nor any right or interest of the Grantee herein or arising hereunder shall be subject to voluntary or involuntary alienation, assignment, pledge or other transfer by the Grantee.

10.11 Modification. Neither party hereto may modify or amend this Agreement, including Exhibit B hereto, except by a subsequent writing clearly expressing the intent to so modify or amend this Agreement, including Exhibit B hereto, executed by both a duly authorized representative of the Company and the Grantee.

10.12 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument. A facsimile, PDF (or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or any other type of copy of an executed version of this Agreement signed by a party is binding upon the signing party to the same extent as the original of the signed agreement.]

* * * * *

[THE GRANTEE ACKNOWLEDGES THAT, IN EXECUTING THIS AGREEMENT, THE GRANTEE HAS HAD THE OPPORTUNITY TO SEEK THE ADVICE OF INDEPENDENT LEGAL COUNSEL, AND THE GRANTEE HAS READ AND UNDERSTANDS ALL OF THE TERMS AND PROVISIONS OF THIS AGREEMENT, INCLUDING (WITHOUT LIMITATION) THE RESTRICTIVE COVENANTS AND OTHER TERMS AND CONDITIONS SET FORTH ON EXHIBIT B ATTACHED HERETO.]8

IN WITNESS WHEREOF, the Grantee and the Company have caused this Restricted Unit Grant Agreement to be duly executed and delivered on the date and year first above written.

GRANTEE:

COMPANY:

LLH MGMT PROFITS, LLC a Delaware limited liability company

By:	Bay Grove Management Company, LLC

By:
Name: Adam Forste Its: Manager

[8]	Note to Draft: To be included as applicable.

[Signature Page to LMEP Restricted Unit Grant Agreement]

EXHIBIT A

OPERATING AGREEMENT

[See attached]

[EXHIBIT B]9

RESTRICTIVE COVENANTS

In consideration of the grant of the Restricted Units hereunder, and for other good and valuable consideration, which I hereby acknowledge and agree is valid and sufficient consideration to make the covenants set forth in this Exhibit B, and further as a material inducement for the Company to enter into the LMEP Restricted Unit Grant Agreement to which this Exhibit is attached (the “Agreement”) with me and to grant me the Restrictive Units, I hereby acknowledge and agree to be bound by the restrictive covenants and other terms and conditions set forth in this Exhibit B. For purposes of this Exhibit B, (i) all references to “I”, “me”, “my”, “myself” and other words of similar import shall refer to the “Grantee”, as such term is used and defined in the Agreement to which this Exhibit B is attached; and (ii) notwithstanding anything to the contrary in the Agreement, all references to the “Company” herein shall refer to LLH MGMT Profits, LLC, a Delaware limited liability company, Lineage Logistics Holdings, LLC, a Delaware limited liability company, together with their respective parents, subsidiaries, affiliates and their respective successors or assigns.

I. PROPRIETARY INFORMATION

A. Recognition of Company’s Rights. I recognize that the Company is engaged in a continuous program of research and development respecting its business, present and future, including fields generally related to its business and that the Company possesses and will continue to possess information that has been created, discovered, developed or otherwise become known to the Company (including, without limitation, information created, discovered or developed by, or made known to, me during the period of or arising out of my employment or service with the Company (“Service”)) and/or in which property rights have been assigned, licensed or otherwise conveyed to the Company, which information has commercial value in the business in which the Company is engaged.

B. Nondisclosure. At all times during and after my Service with the Company, I will hold in strictest confidence and will not, directly or indirectly, disclose, use, distribute or publish any Proprietary Information (as defined below) that I may produce or otherwise acquire or have access to during the course of my Service, except as expressly provided herein. I further agree not to reproduce or in any way allow any Proprietary Information to be delivered to or used by any third party without specific written direction or written consent of a duly authorized representative of the Company. I hereby assign to Lineage Logistics, LLC (or, if my employment or engagement transfers to an affiliate, successor or assign of Lineage Logistics, LLC, such affiliate, successor or assign) any rights I may have or acquire in the Proprietary Information and recognize that all Proprietary Information shall be the sole and exclusive property of Lineage Logistics, LLC, or if applicable, its affiliate, successor or assign.

C. Proprietary Information. The term “Proprietary Information” shall mean any and all confidential and/or proprietary knowledge, data or information of the Company, including, without limitation, the information described in the first paragraph of Section I(A) above. By way of illustration but not limitation, “Proprietary Information” includes (i) trade secrets, inventions, products, devices, mask works, ideas, processes, procedures, methods, formulas, source and object codes, design, data, algorithms, programs, network and system architecture, trading methods, models and programs, trademarks, service marks, trade names, copyrights, other works of authorship, know-how, improvements, discoveries, developments, designs, techniques, composition or process, unique or novel device, or the like, in each case whether or not patentable or copyrightable (hereinafter collectively referred to as “Inventions”); (ii) information regarding plans for research, development, products, trading, investing, marketing and selling

[9]	Note to Draft: Exhibit B to be included as applicable.

Exhibit B-1

business plans, budgets and unpublished financial statements, licenses, prices and costs, suppliers and customers; and (iii) information regarding the skills, functions and compensation of other employees, in each case, of the Company. The term “Proprietary Information” does not include any knowledge, data or information which: (a) is generally known by the public, generally known by persons with training and experience comparable to my own or common knowledge in the industry in which the Company operates, in each case, other than as a result of disclosure by me or others who owe a duty of confidentiality to the Company or any third party; or (b) is or becomes rightfully known by me (other than as a result of, or in connection with, my Service with, or work for, the Company, or disclosure by others who owe a duty of confidentiality to the Company or any third party).

D. Third Party Information. I understand that the Company has received (and, in the future, will receive) from third parties confidential or proprietary information (“Third Party Information”), subject to the Company’s duty to maintain the confidentiality of such information and to use it only for certain limited purposes. During the term of my Service and at all times thereafter, I will hold all Third Party Information in the strictest confidence and will not disclose to anyone (other than Company personnel or agents who need to know such information in connection with their work for the Company or as may be required by applicable law or civil process) or use, except in connection with my work for the Company, any Third Party Information unless expressly authorized by duly authorized representative of the Company in writing.

E. No Improper Use of Information of Prior Employers and Others. During my Service with the Company, I will not improperly use or disclose any Proprietary Information or other confidential information or trade secrets, if any, of any former employer or any other person to whom I have an obligation of confidentiality, and I will not bring onto the premises of the Company any unpublished documents or any property belonging to any former employer or any other person to whom I have an obligation of confidentiality unless consented to in writing by that former employer or person. I will use in the performance of my duties only information which is generally known and used by persons with training and experience comparable to my own, which is common knowledge in the industry or otherwise legally in the public domain, or which is otherwise provided or developed by the Company. I am aware and understand that theft, misappropriation and improper use of trade secrets of a former employer or any other person is a serious matter, and in fact, is a federal criminal offense under the U.S. Economic Espionage Act of 1996.

F. Defend Trade Secrets Act Disclaimer. I acknowledge receipt of the immunity notice under the Federal Defend Trade Secrets Act of 2016, which states: (i) an individual shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (A) is made (x) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney and (y) solely for the purpose of reporting or investigating a suspected violation of law, or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal, and (ii) an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual (A) files any document containing the trade secret under seal and (B) does not disclose the trade secret, except pursuant to court order.

Exhibit B-2

II. ASSIGNMENT OF INVENTIONS

A. Definitions. The term “Proprietary Rights” shall mean all trade secret, patent, copyright, trademark, trade name, service mark, mask work and other intellectual property rights throughout the world. For purposes of this Section II, the term “Company” shall mean Lineage Logistics, LLC or, if I become employed by or engaged with any affiliate, successor or assign of Lineage Logistics, LLC, such affiliate, successor or assign.

B. Prior Excluded Inventions. All Inventions, if any, patented or unpatented, and whether or not registrable under copyright or similar statute, which I made prior to the commencement of my Service with the Company are excluded from the scope of this Exhibit B. To preclude any possible uncertainty, I have set forth on Schedule A attached hereto a complete list of all Inventions that I have, alone or jointly with others, conceived, developed or reduced to practice or caused to be conceived, developed or reduced to practice prior to the commencement of my Service with the Company, that I consider to be my property or the property of third parties and that I wish to have excluded from the scope of this Exhibit B (collectively, the “Prior Excluded Inventions”). If disclosure of any such Prior Excluded Invention would cause me to violate any prior confidentiality agreement, I understand that I am not to list such Prior Excluded Inventions on Schedule A hereto but am only to disclose that confidential Prior Excluded Inventions exist and that full disclosure as to such Inventions has not been made for that reason (collectively, the “Confidential Prior Excluded Inventions”). A space is provided on Schedule A for such purpose. Except as I have specifically disclosed to the Company in writing, I hereby represent and warrant that the Confidential Prior Excluded Inventions do not relate to the business of the Company (as currently conducted or as proposed to be conducted to the extent disclosed to me as of the date of the Agreement) or any Competing Business (as defined below), and none of the Confidential Prior Excluded Inventions were conceived, developed or reduced to practice in connection with any Competing Business. As used herein, all Confidential Prior Excluded Inventions are also Prior Excluded Inventions. I understand that I am to describe any such Prior Excluded Invention in Schedule A at the most specific level possible without violating any such prior agreement. If no disclosure is made on Schedule A, I represent that there are no Prior Excluded Inventions of any kind. I agree that I will not intentionally incorporate, or knowingly permit to be incorporated, Prior Excluded Inventions in any Company Inventions (as defined below) without the Company’s express prior written consent. Notwithstanding the foregoing, if, in the course of my Service with the Company, I incorporate a Prior Excluded Invention (that I own or have the right to grant rights thereto) into a product, service or Invention of the Company, the Company, as the case may be, is hereby granted and shall have an exclusive, royalty-free, irrevocable, perpetual, transferable, worldwide license (with rights to sublicense through multiple tiers of sublicensees) to make, have made, modify, use, import, offer to sell, and sell such Prior Excluded Invention in the industries in which the Company is now or in the future engaged (and any industry which would otherwise be deemed a Competing Business). [As used herein, “Competing Business” means any business of temperature controlled logistics and warehousing and related services that compete or could compete with the Company. A Competing Business includes any business, or part thereof, whose efforts involve any research and development, products, services or activities in competition with products, services or activities which are, at any time during the last two (2) years of my Service with the Company, either (x) produced, marketed or otherwise commercially exploited by the Company or (y) in actual or demonstrably anticipated research or development by the Company.]10

C. Assignment of Inventions. Subject to Sections II(D) and II(F) below, I hereby assign, and agree to confirm such assignment in the future (when any such Inventions or Proprietary Rights are first reduced to practice or first fixed in a tangible medium, as applicable), to the Company (or its designee) all my right, title and interest in and to any and all Inventions (and all Proprietary Rights with respect thereto) whether or not patentable or registrable under copyright or similar statutes, invented, authored, created,

[10]	Note to Draft: To be included as applicabe.

Exhibit B-3

made or conceived or reduced to practice or learned by me, either alone or jointly with others, during the period of my Service with the Company. Inventions assigned to the Company, or to a third party as directed by the Company pursuant to this Section II, are hereinafter referred to as “Company Inventions.” I also hereby waive, and agree to waive, any moral rights I may have in any copyrightable work I create or have created on behalf of the Company.

D. Nonassignable Inventions. Pursuant to California Labor Code §§ 2870-2872, Illinois Employee Patent Act, 765 Ill. Comp. Stat. 1060/2 or other applicable law, you are hereby notified that the assignment in Section II(C) above does not apply to any Inventions for which no equipment, supplies, facilities, or trade secret information of the Company was used and which was developed entirely on my own time, unless: (i) the Invention relates at the time of conception or reduction to practice of the Invention (a) to the business of the Company, or (b) to the actual or demonstrably anticipated research or development of the Company; or (ii) the Invention results from any work performed by me for the Company. To the extent applicable, at the time of disclosure of an Invention that I believe qualifies under California Labor Code Section 2870, Illinois Employee Patent Act, 765 Ill. Comp. Stat. 1060/2 or such other applicable law, if any, I shall provide to the Company, in writing, evidence to substantiate the belief that such Invention so qualifies under such law. I understand that, to the extent this Exhibit B is construed in accordance with the laws of any state which precludes a requirement in an employee or service agreement to assign certain classes of inventions made by an employee or other service provider, Section II(C) above, shall be interpreted not to apply to any Invention that a court rules and/or the Company determines to be within any such class.

E. Obligation to Keep Company Informed. During the period of my Service and for twelve (12) months thereafter, I will promptly and fully disclose to the Company, in writing, all Inventions invented, authored, created, made, conceived or reduced to practice by me, either alone or jointly with others, which would qualify as Company Inventions hereunder. In addition, I will promptly disclose to the Company all patent applications or applications for copyright registration filed by me (or on my behalf), if any, during the twelve (12) months following the termination of my Service with respect to Inventions that would constitute Company Inventions hereunder. At the time of any such disclosure, I will advise the Company, in writing, of any Company Inventions that I believe fully qualify for protection under the provisions of the United States patent laws, copyright laws, or under any analogous laws in a foreign jurisdiction; and I will at that time provide to the Company (or its designee), in writing, all evidence necessary to substantiate that belief.

F. Government or Third Party. I also agree to assign all my right, title and interest in and to any particular Company Invention to a third party, including, without limitation, the United States, as directed by the Company.

G. Works for Hire. I acknowledge that all original works of authorship which are made by me (either alone or jointly with others) within the scope of my Service, which would be considered Company Inventions, and which are protectable by copyright are “works made for hire,” pursuant to the United States Copyright Act (17 U.S.C. Section 101).

H. Enforcement of Proprietary Rights. I will assist the Company or designees in every proper way to obtain, and from time to time enforce, United States and foreign Proprietary Rights relating to Company Inventions in any and all countries. To that end I will execute, verify and deliver such documents and perform such other acts (including appearances as a witness) as the Company may reasonably request for use in applying for, obtaining, perfecting, evidencing, sustaining and enforcing such Proprietary Rights and the assignment thereof. In addition, I will execute, verify and deliver assignments or waivers of such Proprietary Rights to the Company (or its designee). My obligation to assist the Company with respect to Proprietary Rights relating to such Company Inventions in any and all countries shall

Exhibit B-4

continue beyond the termination of my Service, but the Company shall compensate me at a reasonable rate after my termination for the time actually spent by me at the request of the Company on such assistance. In the event the Company (or its designee) is unable for any reason, after reasonable effort, to secure my signature on any document needed in connection with the actions specified in the preceding paragraph, I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney in fact, which appointment is coupled with an interest, to act for and in my behalf to execute, verify and file any such documents and to do all other lawfully permitted acts to further the purposes of the preceding paragraph with the same legal force and effect as if executed by me. I hereby waive and quitclaim to the Company (or its designee) any and all claims, of any nature whatsoever, which I now or may hereafter have for infringement of any Proprietary Rights assigned hereunder to the Company (or its designee).

III. RECORDS. I agree to keep and maintain adequate and current records (in the form of notes, sketches, drawings and in any other form that may be required by the Company) of all Proprietary Information developed by me and all Company Inventions made by me during the period of my Service at the Company, which records shall be available to and remain the sole and exclusive property of the Company at all times.

IV. NON-SOLICITATION AND NON-COMPETITION

A. Non-Solicitation of Personnel. During the term of my Service with the Company and for a period of [___] ([_]) years immediately following the termination of my Service for any reason, I agree to not, directly or indirectly, for my own benefit or the benefit of anyone else:

1. solicit, or attempt to solicit, the employment or engagement (whether as an employee or independent contractor, or other service provider) of any person who is, or within six (6) months prior to such solicitation or attempted solicitation was, an employee or independent contractor of the Company;

2. encourage or induce, or attempt to encourage or induce, any person who is an employee or independent contractor of the Company to cease his or her employment or relationship with the Company or otherwise harm or interfere with the Company’s relationship with such persons; or

3. coordinate with another employee of the Company to leave the employ of the Company.

For the avoidance of doubt, a general job advertisement that does not target the Company or any of their respective employees or independent contractors does not violate the restrictions set forth in this Section IV(A).

B. [Non-Solicitation of Business Relationships. During the term of my Service with the Company and for a period of two (2) years immediately following the termination of my Service for any reason, I agree to not, directly or indirectly, for my own benefit or the benefit of anyone else (except on behalf of or with the prior written consent of the Company):

1. solicit, divert, or appropriate to, or accept on behalf of, or attempt to solicit, divert, appropriate to or accept on behalf of, any Competing Business, (a) any business from any customer or actively sought prospective customer of the Company with whom I have dealt, whose dealings with the Company have been supervised by me or about whom I have acquired Proprietary Information in the course of my Service with the Company or (b) any investment, funding or financing whatsoever, directly or indirectly, from any Company Investor (as defined below); or

Exhibit B-5

2. encourage or induce, or attempt to encourage or induce, any customers, clients, suppliers, vendors, licensees, licensors, distributors or other business relations of the Company to reduce, terminate, or refuse to continue business with the Company or otherwise harm or interfere with the Company’s relationship with such customers, clients, suppliers, vendors, licensees, licensors, distributors or other business relations.]11

C. Non-Competition. [During the term of my Service with the Company and for a period of two (2) years immediately following the termination of my Service for any reason, I agree to not, directly or indirectly, for my own benefit or the benefit of anyone else (except with the prior written consent of the Company):

1. engage in, conduct, or operate, or prepare to engage in, conduct, or operate, a Competing Business, or any portion thereof, in the Geographic Area (as defined below); or

2. whether as a shareholder, bondholder, lender, officer, director, employee, consultant or otherwise, perform services for, invest in, aid or abet or give information or financial assistance to any person or entity engaged in a Competing Business, or any portion thereof, in the Geographic Area, or any portion thereof; provided, however, that nothing in this Section IV(C)(2) shall be deemed to prohibit me from (a) owning as an investment, directly or indirectly, up to two percent (2%) of the securities of any publicly-traded company, or any portion thereof; or (b) rendering services to any person or entity to the extent that such services (i) do not relate and are not similar to any services I performed for the Company during the last two (2) years of my Service with the Company, and (ii) could not reasonably be expected to involve the use or disclosure of Proprietary Information.

I acknowledge and agree that the restrictions set forth in this Section IV are reasonable and necessary to protect the legitimate business interests of the Company, including their trade secrets and other Proprietary Information, business relations and goodwill.]/[As used herein, “Competing Business” means any business of temperature controlled logistics and warehousing and related services that compete or could compete with the Company. A Competing Business includes any business, or part thereof, whose efforts involve any research and development, products, services or activities in competition with products, services or activities which are, at any time during the last two (2) years of my Service with the Company, either (x) produced, marketed or otherwise commercially exploited by the Company or (y) in actual or demonstrably anticipated research or development by the Company.]12

D. [Certain Defined Terms. As used herein:

1. “Company Investor” means (i) any person or entity that has invested in or otherwise provided financing to the Company, (ii) any person or entity with whom the Company have had discussions with regarding a potential investment in the Company or that has received confidential materials regarding any investment in the Company, and (iii) any affiliate of a person or entity described in clauses (i) or (ii) above.

[11]	Note to Draft: To be included as applicable.
[12]	Note to Draft: Bracketed language to be included in the alternative as applicable.

Exhibit B-6

2. “Competing Business” means any business of temperature controlled logistics and warehousing and related services that compete or could compete with the Company. A Competing Business includes any business, or part thereof, whose efforts involve any research and development, products, services or activities in competition with products, services or activities which are, at any time during the last two (2) years of my Service with the Company, either (x) produced, marketed or otherwise commercially exploited by the Company or (y) in actual or demonstrably anticipated research or development by the Company.

3. “Geographic Area” means any city, state, region, and country in which the Company at any time during my Service or at the end of my Service is then-operating or has firm plans to operate, provided I have knowledge of such plans.]13

V. NON-DISPARAGEMENT. At all times during my Service with the Company and for the longest period thereafter permitted under applicable law, I will not, directly or indirectly, make (or cause to be made) to any person or entity any false or disparaging statements about the Company (including, without limitation, any of its products, services, employees, agents, officers, members, managers, partners or directors), and I will not make any statement that may impair or otherwise adversely affect the goodwill or reputation of the Company; provided, however, nothing herein shall prohibit me from (i) reporting any good faith allegation of unlawful conduct to federal, state or local officials for investigation; (ii) filing a charge with or participating in a proceeding conducted by any governmental agency; (iii) making any truthful statements or disclosures required by law, regulation or legal process; (iv) requesting or receiving confidential legal advice; or (v) engaging in concerted activity protected by Section 7 of the National Labor Relations Act or other protected conduct, such as communications regarding unlawful acts in the workplace, which by applicable law cannot be subject to a non-disparagement agreement.

VI. MISCELLANEOUS

A. Judicial Modification; Severability. In the event that a court finds that any covenants set forth herein (including any time, territory or other provision of this Exhibit B) is unenforceable or invalid as an unreasonable restriction, the Company and I agree that such court will have the power, and the parties expressly desire that the court exercise such power, to revise this Exhibit B such that such restriction is to be interpreted and enforced to the maximum extent which such court deems reasonable and/or to make any other modifications that the court deems necessary to render such restriction reasonable, valid and enforceable under applicable law, and the court shall enforce such restriction as so judicially modified. Without limiting the foregoing, to the extent one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the other provisions of the Agreement (including this Exhibit B), and the Agreement (including this Exhibit B) shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

B. Effect of Termination. The termination of my Service from or with the Company will not release me from any of my covenants hereunder, which shall continue pursuant to their terms in full force and effect.

C. Remedies. I acknowledge that the rights of the Company under this Exhibit B are of a specialized and unique nature and irreparable harm will result to the Company if I violate any of my obligations hereunder and that such harm may be difficult to measure in monetary damages. Accordingly, in the event that I violate any of my obligations hereunder, the Company may obtain an immediate injunction or other equitable relief restraining me from violating any of the covenants contained herein, without the need to post a bond or other security and without the necessity of showing any actual damages or that money damages would not afford an adequate remedy. I acknowledge that each and every entity constituting the Company (as defined herein) is an intended third-party beneficiary of the covenants and other terms and conditions contained herein having full rights to enforce this Exhibit B as if such entity was a signatory hereto.

[13]	Note to Draft: To be included as applicable.

Exhibit B-7

D. [Tolling. If I violate any of the restrictions set forth in Section IV, the applicable post-termination restricted period shall be extended by one (1) day for each day that I am in violation of this Exhibit B, up to a maximum extension equal to the length of the applicable post-termination restricted period, so as to give the Company the full benefit of the bargained-for length of forbearance. This tolling provision shall be in addition to and not in place of any available legal or equitable remedies.]14

E. Choice of Law. The terms and conditions of this Exhibit B are governed by and are to be interpreted under the laws of the State of [_________] without regard to its conflicts of law principles, rules or statutes of any jurisdiction.

F. Arbitration. I acknowledge and agree that I shall remain bound by, and comply with my obligations under, the Company’s Mutual Arbitration Policy (or similar policy or program as in effect from time to time) and any arbitration agreement between myself and the Company.

* * * * *

[14]	Note to Draft: To be included as applicable.

Exhibit B-8

Schedule A

Prior Excluded Inventions

[____]

Exhibit B-9

EXHIBIT [B]/[C]

VESTING SCHEDULE

Part I: Temporal Vesting

Fifty percent (50%) of the Restricted Units shall time vest and become Vested Units pursuant to the following schedule, subject to the Grantee’s continued employment with Lineage or its Affiliate(s) through the applicable vesting date:

Date	% Vested
[_____]	10%
[_____]	10%
[_____]	10%
[_____]	10%
[_____]	10%

Subtotal	50%

Part II: Performance Vesting

[The remaining fifty percent (50%) of the Restricted Units (the “Performance Vesting Units”) shall vest incrementally (10% in the aggregate each year over a five-year period) upon the achievement of certain performance objectives, as set forth below, in each case, subject to the Grantee’s continued employment with Lineage or its Affiliate(s) through the applicable vesting date:

[A. Individual Performance. [___] percent of the Performance Vesting Units (i.e., [__]% of total Restricted Units) shall vest in substantially equal annual installments over a five-year period, based on the Grantee’s achievement of Key Performance Indicators (“KPIs”) for each applicable calendar year, as set forth in the table below:]

Year-End	% Subject to Vest *		Target	Actual	% Achieved***
Individual Performance (KPI)
[_____]	[__	]%
[_____]	[__	]%
[_____]	[__	]%
[_____]	[__	]%
[_____]	[__	]%

Subtotal	[__	]%

Exhibit [B]/[C]-1

B. Company Performance. [___] percent of the Performance Vesting Units (i.e., [__]% of total Restricted Units) shall vest in substantially equal annual installments over a five-year period, if Lineage achieves its EBITDA Target for each applicable calendar year, as set forth in the table below:

Year-End	% Subject to Vest *		Target**	Actual	% Achieved
Company Performance
[_____]	[__	]%
[_____]	[__	]%
[_____]	[__	]%
[_____]	[__	]%
[_____]	[__	]%

Subtotal	[__	]%

*	Represents percentage of total Restricted Units.
**	The pre-bonus EBITDA Target for each applicable calendar year will be determined by the Manager and communicated to the Grantee within ninety (90) days following the start of such calendar year.
***

Refer to the Grantee’s annual management compensation letter for the KPI scoring methodology. The KPI score percentage, up to a maximum of 100%, will be applied against the applicable Performance Vesting Units available for vesting in any given year. (Units Granted x 5% Subject to Vesting x % KPI Score = Units Vested per year)

C. Performance Vesting Units that Fail to Satisfy Performance Vesting Conditions. Any Performance Vesting Units which were eligible to vest in a given year and fail to vest under the terms set forth in this Part II of Exhibit B, shall remain outstanding as Unvested Units, subject to Section 5.1 of the Agreement, and (i) shall vest in full upon the occurrence of a Qualifying Exit Transaction (as defined below) occurring prior to any applicable termination under Section 5.1 of the Agreement, and (ii) shall be eligible to vest in whole or in part in the Manager’s sole discretion, unless and until terminated in accordance with Section 5.1 of the Agreement. For purposes of this paragraph, “Qualifying Exit Transaction” means an Exit Transaction which generates net proceeds to the equityholders of the Company, Lineage or any of their respective affiliates (including, without limitation, BG LLH, LLC), as applicable, in an amount equal to at least $[___] per unit, as determined by the Manager in its sole discretion.]15

* * * * * * *

[15]	Note to Draft: To be included and/or modified as applicable.

Exhibit [B]/[C]-2

EXHIBIT [C]/[D]

LINEAGE OPERATING AGREEMENT

[See attached]